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                                                                    Exhibit 10.8

                        THE MANAGEMENT STOCK OPTION PLAN

                           OF WS HOLDINGS CORPORATION


          Section 1. Purpose. The purpose of this Plan is to further the best interests of WS Holdings Corporation and its Subsidiaries by encouraging its key employees to continue association with the Corporation and by providing additional incentive for unusual industry and efficiency through offering an opportunity to acquire a proprietary stake in the Corporation and its future growth. The Corporation believes that this goal may best be achieved by granting stock options to eligible key employees of the Corporation and its Subsidiaries from time to time.

          Section 2. Certain Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Acquisition" means the acquisition of all of the stock of White Swan, Inc., a Texas corporation, by the Corporation from Fleming Companies, Inc., an Oklahoma corporation, pursuant to a Stock Purchase Agreement dated as of September 16, 1988.

          (b) "Adjusted EBIT" shall mean, for any period, 6.5 times GAAP earnings from continuing operations for such period before (x) interest expense for such period, (y) Accounting Procedures Bulletin 16 and 17 adjustments (including, without limitation, goodwill amortization and transactional expense amortization) for such period and (z) taxes from operations, and adjusted to exclude any extraordinary or non-recurring items, including, without limitation, any gain or loss resulting from any sales of assets of the Corporation or its Subsidiaries other than sales in the ordinary course of business for such period.

          (c) "Adjusted Price" shall mean an amount equal to the exercise price of an Option plus an annual compound increase from the date of grant of such Option equal to the average time-weighted reference rate of Bank of America National Trust and Savings Association from the date of grant of such Option to the date on which such calculation is being made.

          (d) "Board" means the Board of Directors of Foodservice.

          (e) "Cause" as used herein with respect to the discharge by Foodservice of one of its subsidiaries of any Employee, means either:
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          (A)  the willful and continued failure by such Employee to perform substantially his or her duties with Foodservice or one of its Subsidiaries (other than any such failure resulting from his Disability) within a reasonable period of time after a written demand for substantial performance is delivered to such Employee by the Board, which demand specifically identifies the manner in which the Board believes that such Employee has not substantially performed his or her duties;

          (B) the willful engaging by the Employee in conduct which is demonstrably and materially injurious to Foodservice or one of its Subsidiaries, monetarily or otherwise, after a written demand for cessation of such conduct is delivered to such Employee by the Board, which demand identifies the manner in which the Board believes that such Employee has engaged in such conduct and the injury to the Corporation or one of its Subsidiaries; or

          (C) the conviction (including, without limitation, the entry of a plea of guilty) or confession to fraud, misappropriation, embezzlement or any felony by such Employee.

For purposes of this definition, no act, or failure to act, on the part of an Employee shall be deemed willful unless knowingly done, or omitted to be done, by such Employee not in good faith and without reasonable belief that such action or omission was in the best interests of Foodservice or one of its Subsidiaries.

          (f) "Change in Control" means a transaction which, if the Corporation were then a corporation subject to the reporting requirements of Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, would result in the Corporation being required to file a report of Form 8-K under Item 1 of Form 8-K (or any successor form or section thereof).

          (g) "Class B Common Stock" shall mean Class B Common Stock, par value $.01 per share of the Corporation.

          (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          (i) "Committee" means the Compensation Committee of the Board, or any other committee the Board may subsequently appoint to administer the Plan. The Committee shall be composed entirely of directors who meet the qualifications referred to in Section 5 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

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          (j) "Corporation" means the WS Holdings Corporation, a corporation organized under the laws of the State of Delaware (or any successor corporation).

          (k) "Disability" means, the respect to an Employee, the inability of such Employee to perform substantially such Employee's duties and responsibilities to Foodservice or any of its Subsidiaries by reason of a physical or mental disability or infirmity (i) for a continuous period of six months or (ii) at such earlier time as such Employee submits satisfactory medical evidence that such Employee has a physical or mental disability or infirmity that will likely prevent such Employee from substantially performing such Employee's duties and responsibilities for six months or longer. The date of such Disability shall be on the last day of such six-month period or the day on which such Employee submits such evidence, as the case may be.

          (l) "Disinterested Persons" shall have the meaning set forth in Rule 16b-3(d) (3) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

          (m) "Employee" means an employee of Foodservice as described in
Section 6.

          (n) "Fair Market Value" shall mean a valuation equal to the greater of
(1) the accounting book value (calculated on a fully diluted basis and after taking into account the exercise price of any options or the conversion price of convertible securities) of each share of Stock as of the close of business on the day prior to the date of the Merger (adjusted to exclude, on a cumulative basis, any accounting adjustments arising from the Acquisition and any extraordinary or non-recurring items, including, without limitation, any gain or loss resulting from any sales of assets of the Corporation or its subsidiaries, other than sales in the ordinary course of business) as adjusted to reflect any increase or decrease in the accounting book value (calculated on a fully diluted basis after taking into account the exercise of any options or warrants or the conversion price of convertible securities) of each share of Stock following the Merger (adjusted to exclude, on a cumulative basis, any extraordinary or non-recurring items, including without limitation, any gain or loss resulting from any sale of assets of the Corporation or its Subsidiaries other than sales in the ordinary course of business and any adjustments resulting from the Merger) resulting from retained earnings or retained losses divided by 1.84165 and (2) the quotient of (A)(i) 0.5 times the Adjusted EBIT of the Corporation for the prior fully completed fiscal year, plus 0.3 times the Adjusted EBIT of the Corporation for the second prior fully completed fiscal year, plus 0.2 times the Adjusted EBIT for the third prior fully competed fiscal year of the Corporation; minus (ii) Indebtedness

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at the close of business on the day prior to the date of the Merger; and (B) the product of (i) the number of shares of Stock then outstanding (calculated on a fully diluted basis) and (ii) 1.84165; provided, however, that the Board of Directors, may in its sole discretion, adjust upward the fair market value of shares based on the facts and circumstances in any particular repurchase.

          (o) "GAAP" means Generally Accepted Accounting Principles, as in effect on the date hereof, applied on a consistent basis.

          (p) "Good Reason" means, with respect to termination of employment by the Employee, (a) a reduction, without Employee's consent, in such Employee's base or aggregate compensation other than an across-the-board reduction in the compensation of substantially all Employees; (b) a reduction in such Employee's responsibilities with Foodservice or any successor thereto or any of its Subsidiaries, or a change in such Employee's title to one of less status, in either case, without such Employee's consent; or (c) such other events of hardship as the Board shall determine on a case by case basis.

          (q) (V) "Indebtedness" means all indebtedness for borrowed money, including capitalized leases, and the liquidation value of all the then outstanding preferred stock in each case, of the Corporation and its Subsidiaries as determined by the Board.

          (q) (X) "Merger" means the Merger of WS Investments Corporation, a Delaware corporation, with and into, the Corporation.

          (r) "Option" means any option to purchase shares of Stock granted pursuant to Section 7.

          (s) "Plan" means the Management Stock Option Plan of WS Holdings Corporation.

          (t) "Public Distribution" means a public offering of Stock at the conclusion of which the aggregate number of shares of Stock that have been sold to the public pursuant to one or more registration statements under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, equals at least 25% of the shares of Stock and Class B Common Stock then outstanding.

          (u) "Retirement" shall mean the Employee's termination of employment with Foodservice or its Subsidiaries which constitutes retirement under the Corporation's retirement plan; provided, however, that if any employment agreement between Foodservice or any of its Subsidiaries and the Employee contains a different definition, the term "Retirement" as used herein with

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respect to such Employee shall have the meaning ascribed to it therein.

          (v) "Stock" means the Class A Common Stock, par value $.01 per share, of Foodservice except that, unless the holder of an Option shall have otherwise agreed in writing, for purposes of Sections 2(n) and 2(t) the term "Stock" shall mean the Class A Common Stock, par value $.01 per share, of WS Holdings as of the close of business on the day prior to the date of the Merger.

          (w) "Subsidiary" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the subject corporation if each of the subject corporation (other than the last subject corporation in the unbroken chain) owns stock possession 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          (x) "Foodservice" means US Foodservice Inc., a Delaware corporation.

          Section 3. Option Shares. The shares of Stock which may be made subject to Options granted pursuant to this Plan shall be no more than a total of 562,500 shares of Stock except as such number may be adjusted as provided in
Section 15. Any shares of Stock remaining unissued at the termination of this Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, Foodservice shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. To the extent that an Option expires or is otherwise terminated without being exercised, such shares shall again be available for issuance in connection with future grants under the Plan.

          Section 4. Effective Date of Plan. The Plan shall take effect upon its adoption by the Board, provided that it is approved by the stockholders of the Corporation within twelve (12) months after the date of its adoption by the Board.

          Section 5. Administration of the Plan. The Plan shall be administered by the Board or by the Committee composed of not less than three Disinterested Persons, provided that if three Disinterested Persons are not available then the Plan shall be administered by the Board or such other committee as determined by the Board. The Board may authorized the Committee to exercise any and all of the powers and functions of the Board pursuant to the Plan. The interpretation and construction by the Committee or the Board of any provisions of the Plan or of any Options granted under it shall be final and conclusive. No member of the Committee or of the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or any Options granted under it.

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          Section 6.  Eligibility.  The persons eligible to participate in the
Plan as recipients of Options shall include only the employees of Foodservice or of any Subsidiary who hold executive or other responsible positions in the management of the affairs of Foodservice and of its Subsidiaries. The term Employee does not include directors of Foodservice as such, but does include directors of Foodservice who are otherwise employed by Foodservice or its Subsidiaries.

          Section 7. Grant of Options. The Corporation, by action of the Committee and subject to the provisions of this Plan, may, from time to time, grant Options to purchase shares of Stock to such Employees as may be selected by the Committee and for such number or numbers of shares of Stock as may be determined by the Committee. Options to be granted pursuant to this Plan are not intended to qualify as "incentive stock options" within the meaning of
Section 422A of the Code but are intended to constitute non-statutory stock options. Each grant of an Option pursuant to this Plan shall be made in writing and upon such terms and conditions as may be determined by the Committee at the time of grant, subject to the provisions and limitations set forth in this Plan. The grant of such Option shall be evidenced by written notice executed by the proper officer of the Corporation so long as such officer is not the recipient of the Option.

          Section 8. Option Price. The purchase price for each share of Stock placed under Option pursuant to this Plan (hereinafter called the "Option Price") shall be determined by the Committee on the date of grant but unless the Board otherwise determines in its discretion, shall not be less than 100% of the Fair Market Value of the stock on such date.

          Section 9. Exercisability of Options. Subject to Section 11 hereof, an Option granted pursuant to this Plan may be exercised only within the time limits and subject to the terms prescribed by the Committee in the grant of the particular Option. Options for 187,500 shares of Stock ("Normal Options"), shall be exercisable immediately upon grant. Options for 375,000 shares of Stock ("Performance Options") will become exercisable over the period set forth in the terms of the grant of each such Performance Option as certain performance targets set forth therein are attained. The Committee will designate each Option as a Normal Option or Performance Option at the time of grant.

          Notwithstanding anything to the contrary contained herein and unless otherwise determined by the Committee, in the event of a Change in Control or Public Distribution at any time prior to the tenth anniversary of the date of grant of the Performance Option, as a result of which stockholders of the Corporation realize value in excess of targets set forth in the terms of the grant, such performance Option shall become immediately exercisable.

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          Section 10.  Procedure for Exercise and Payment for Shares.  Exercise
of an Option shall be made by the giving of written notice to Foodservice by the Optionee. Such written notice shall be deemed sufficient for this purpose only if delivered to Foodservice at its principal office and only if such written notice states the number of shares of stock with respect to which the Option is being exercised and, further, states the date, not more than ninety (90) days after the date of such notice, upon which the shares of Stock shall be purchased and payment therefore shall be made. The payments for shares of Stock purchased pursuant to exercise of an Option shall be made at the principal offices of Foodservice. An Optionee may specify in any exercise notice that only shares of Stock shall be issued and that if Foodservice may not then issue shares of Stock the effectiveness of such exercise shall be delayed until such time as Foodservice may issue shares of Stock. Upon the exercise of any Option, in compliance with the provisions of this Section and upon receipt by Foodservice of the payment for the Stock so purchased together with the payment of the amount of any taxes required to be collected or withheld as a result of the exercise of this Option, Foodservice shall deliver or cause to be delivered to the Optionee so exercising an Option a certificate or certificates for the number of shares of Stock with respect to which the Option is so exercised and payment is so made. The shares of Stock shall be registered in the name of the exercising Employee, provided that, in no event, shall any shares of Stock be issued pursuant to exercise of an Option until full payment therefore shall have been made by cash or certified or bank cashier's check and not until the shares of Stock have been issued shall the exercising Optionee have any of the rights of a shareholder of Foodservice. For purposes of this Section, the date of issuance shall be the date upon which payment in full has been received by Foodservice as provided herein.

          Section 11. Duration of Options. The period for which each Option granted hereunder shall be effective shall commence upon the date of the grant of the Option and shall continue until such Option shall be terminated according to its terms or as hereinafter provided, but in no event shall such period exceed ten (10) years and one (1) day (the "Option Period"). In addition to and in limitation of the above, the Option Period of any Option granted pursuant to this Plan shall terminate upon the earliest of the following dates:

          (a) Prior to the third anniversary of the date of grant of the Option, the date upon which the Employee holding such Option (hereinafter called the "Optionees") ceases to be an employee of Foodservice or one of its Subsidiaries, or, after such third anniversary, three months after the Optionee ceases to be an employee of Foodservice or one of its Subsidiaries unless such Optionee ceases to be an employee by reason of the Optionee's death, Disability, Retirement, voluntary termination with Good Reason or termination for Cause; provided, however, that during such period after the Optionee ceases to be an

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employee, such Option shall be exercisable only to the extent it was exercisable on the date of such Optionee's cessation of employment.

          (b) Twelve (12) months or, if prior to the occurrence of a Public Distribution, three (3) months, after the Optionee ceases to be an employee by reason of the Optionee's death, Disability, Retirement, or voluntary termination with Good Reason; provided, however, that during such period after the Optionee ceases to be an employee, such Option shall be exercisable only to the extent it was exercisable on the date of such Optionee's cessation of employment.

          (c) At the time of the Optionee's termination for Cause.

          Nothing contained herein shall limit whatever right Foodservice or its Subsidiaries might otherwise have to terminate the employment of any Employee.

          Successive Options may be granted to the same Employee whether or not the Option or Options first granted to such Employee remain unexercised.

          Section 12.  Put and Call Rights.

          If, prior to the earlier of a Public Distribution, or the fifth anniversary of the Acquisition, the employment of the Optionee with Foodservice and its Subsidiaries terminates for any reason, in the Committee's sole discretion, Foodservice may, for a period of 180 days beginning on the date of termination elect to pay such Optionee the difference (the "Spread"), if any, between the Option Price and the Call Price (as specified in the following two sentences) with respect to any Options that are vested on the date of termination. If such termination is for Cause or is a voluntary termination by the Optionee without Good Reason, the Call Price will be equal to (i) in the first year after the Acquisition, the Option Price of such shares and (ii) in any subsequent year, the lower of the Fair Market Value applicable to shares of Stock on the date of termination and the Option Price of such shares. In all other cases (including without limitation, Retirement, death, Disability or voluntary termination with Good Reason), the Call Price will be (i) in the first year after the Acquisition, the Adjusted Price applicable to shares of Stock on the date of termination and (ii) in any subsequent year, the greater of the Fair Market Value and the Adjusted Price applicable to shares of Stock on the date of termination.

          If, prior to the earlier of a Public Distribution, or the fifth anniversary of the Acquisition, the employment of the Optionee with Foodservice and its Subsidiaries terminates for any reason other than a termination by Foodservice or one of its Subsidiaries for Cause or a voluntary termination by the Optionee

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without Good Reason, the Optionee can require Foodservice to pay him the Spread, if any, between the Option Price and a price (the "Put Price") equal to (i) in the first year after the Acquisition, the Adjusted Price applicable to shares of Stock on the date of determination and (ii) in any subsequent year, the greater of the Adjusted Price and the Fair Market Value applicable to shares of Stock on the date of termination, for a period of 180 days beginning on the date of termination with respect to any Options that are vested on the date of termination.

          Foodservice may elect to pay a portion, not to exceed one half (or such greater percentage as may be required to avoid the occurrence of a default, cause a concurrent default or an event which, with the passage of time or giving of notice or both would become an event of default under any of the financing agreements to which Holdings or any of its subsidiaries is a party), of the Spread in the form of an unsecured junior subordinated promissory note made by Foodservice and payable to the Optionee (a "Corporation Note") or in other securities of Foodservice. Each Corporation Note will mature on the later to occur of the second anniversary of the date such Corporation Note was issued and the date payment of such Corporation Note is permitted under all of the other financing agreements to which Foodservice or any of its Subsidiaries is a party. Each Corporation Note will bear interest at a rate equal to the lower of (i) 10% per annum or (ii) the average time-weighted reference rate of Bank of America National Trust and Savings Association, payable annually in arrears.

          If, within the twelve months following any payment of the Spread pursuant to this Section 12 there is a closing with respect to a Change in Control or Public Distribution in either case at a value per share of Stock in excess of the Call Price or the Put Price used to calculate such Spread, Foodservice shall pay such Optionee the amount of such difference multiplied by the number of shares of Stock with respect to which the Spread was paid. Foodservice may elect to pay a portion, not to exceed one half (or such greater percentage as may be required to avoid the occurrence of a default, cause a concurrent default or an event which, with the passage of time or giving of notice or both would become an event of default under any of the financing agreements to which Foodservice or any of its Subsidiaries is a party), of such amount pursuant to the provisions of the preceding paragraph.

          Section 13. Non-Transferability. No Option granted pursuant to this Plan may be transferred by the Optionee except to the estate of a deceased Optionee, and, further, during the lifetime of the Optionee, the Option may be exercised only by such Optionee.

          Section 14. Requirements of Law and of Certain Agreements. If any law or any regulation of any commission or

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agency having jurisdiction shall require Foodservice or the exercising Optionee to take any action with respect to the shares of Stock acquired by the exercise of an Option, then the date upon which Foodservice shall issue or cause to be issued the certificate or certificates of the shares of Stock shall be postponed until full compliance has been made with all such requirements of law or regulation provided, that Foodservice shall use its best efforts to take all necessary action to comply with such requirements of law or regulation.
Further, if requested by Foodservice, at or before the time of the issuance of the shares of Stock with respect to which exercise of an Option has been made, the exercising Optionee shall deliver to Foodservice such Optionee's written statement satisfactory in form and content to Foodservice, that such Optionee intends to hold the shares of Stock so acquired by such Optionee on exercise of such Optionee's Option, for investment and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933. Moreover, in the event that Foodservice shall determine that, in compliance with the Securities Act of 1933 or other applicable statutes or regulations, it is necessary to register any of the shares of Stock with respect to which an exercise of an Option has been made, or to qualify any such shares of Stock for exemption from any of the requirements of the Securities Act of 1933 or any other applicable statute or regulation, no Options may be exercised and no shares of Stock shall be issued to the exercising Optionee until the required action has been completed; provided, that Foodservice shall use its best efforts to take all necessary action to comply with such requirements of law or regulation. The terms of the grant of any Option shall require the Optionee to agree to be bound by the terms and conditions of the "Stockholders Agreement" dated as of September 4, 1992, between Foodservice and its stockholders, as amended and restated from time to time (the "Stockholders Agreement"), to the extent then applicable, with respect to the shares of Stock deliverable as a result of such exercise, whether such Optionee is a party thereto or not, as fully as if such Optionee were a party thereto.

          Section 15. Adjustments. In the event of the declaration of any stock dividend on the Stock or in the event of any reorganization, merger, consolidation, acquisition, separation, recapitalization, split-up, combination or exchange of the Stock or like adjustment, the number of shares of Stock and the class of shares of stock available pursuant to this Plan and the number and class of shares of Stock subject to any Option granted pursuant to this Plan, and the Option Prices, shall be adjusted by appropriate change in this Plan and in any Options outstanding pursuant to this Plan. Any such adjustment to the plan or to Options or Option Prices shall be made by action of the Board or the Committee, whose determination shall be conclusive.

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          Section 16.  Amendment or Discontinuance of the Plan.  The Board may,
insofar as permitted by law, amend, suspend, or discontinue this Plan at any time without restriction, provided, however, that the Board may not alter or amend or discontinue or revoke or otherwise impair any outstanding Options which have been granted pursuant to this Plan and which remain unexercised, except in the event of a merger, reorganization, or other adjustment referred to in
Section 15 above, or except in the event that there is secured the written consent of the holder of the outstanding Option proposed to be so altered or amended and, without approval of the stockholders, the Board may not amend, alter or revise the Plan to change the number of shares of Stock subject to the Plan, change the description of the class of employees eligible to receive Options or decrease the price at which Options may be granted except as provided in Section 15. The Option Period of any outstanding Option shall not be extended by any amendment or suspension or discontinuance of the Plan.

          Section 17. Liquidation of Foodservice. In the event of the complete liquidation or dissolution of Foodservice other than as an incident to a merger, reorganization, or other adjustment referred to in Section 15 above, any Options granted pursuant to this Plan and remaining unexercised shall be deemed cancelled without regard to or limitation by any other provision of this Plan.

          Section 18.  Term of Plan.

          No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the date of Board approval, but Options theretofore granted may be extended beyond that date.

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                                          EXHIBIT B TO WS HOLDINGS
                                          OPTION AGREEMENT
                                          AMENDMENT AGREEMENT
                                          -------------------


WS Holdings Management Stock Option Plan
Option Offer Amendment Resolutions
- ----------------------------------

          1. RESOLVED, that Section 2(c) of the WS Holdings Option Plan be renumbered Section 2(c)(X), and that a new Section 2(c) (Y) be added to the WS Holdings Option Plan as follows:

     (c) (Y) "Average Four Quarter Net Working Capital" means the sum of Net Working Capital on the last day of the relevant fiscal quarter and the last day of each of the three preceding fiscal quarters divided by four.

; and further

          2.   RESOLVED, that all occurrences of the words "the Corporation" in
Section 2(g) and the second paragraph of Section 9 of the WS Holdings Option Plan be replaced with the word "Foodservice"; and further

          3. RESOLVED, that Section 2(e) of the WS Holdings Option Plan be amended and restated to read in its entirety as follows:

     (e) "Cause" means, with respect to any Optionee, the termination of employment of such Optionee due to (i) after notice, a material neglect of such Optionee's duties to Foodservice or any Subsidiary, (ii) willful engagement by such Optionee in conduct which is materially and demonstrably injurious to Foodservice or any Subsidiary, (iii) the commission of an act of fraud, subversion, misappropriation or embezzlement by such Optionee or
     (iv) a conviction of, or a plea of nolo contendere or a guilty plea or confession by, such Optionee to an act of fraud, subversion, misappropriation, or embezzlement or to a felony; provided, however, that if such Optionee is a party to an Employment Agreement, the definition of Cause provided for in such Employment Agreement shall apply.

; and further

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          4.  RESOLVED, that Section 2(f) of the WS Holdings Option Plan be amended to read in its entirety as follows:

     (f)(X) "Change in Control" means prior to a Public Distribution, (i) the sale or transfer of all or substantially all of the assets of Foodservice, whether in one transaction or in a series of related transactions, except a sale or transfer to a successor corporation in which the holders of the fully-diluted common stock of Foodservice immediately prior the transaction hold, directly or indirectly, more than 50% of the total voting power of the successor corporation immediately after the transaction; (ii) any merger or consolidation between Foodservice and another corporation, except a merger or consolidation immediately after which the ML Investors hold, directly and/or indirectly, more than 50% of the total voting power of the surviving corporation; or (iii) a sale by the ML Investors of their shares of Stock which results in the ML Investors ceasing to own, in the aggregate, directly and/or indirectly, more than 50% of the Stock, calculated on a fully diluted basis, assuming the vesting of unvested options.

; and further

          5. RESOLVED that a new Section 2(f)(Y) be added to the WS Holding Option Plan as follows:

     (f)(Y) "Change in Control Spread" means the difference between the exercise price of the Option and the fair market value of the per share consideration received by Foodservice and the relevant stockholders in connection with the Change in Control.

; and further

          6. RESOLVED that Section 2(i) of the WS Holdings Option Plan be renumbered Section 2(i)(X) and that a new Section 2(i)(Y) be added to the WS Holdings Option Plan as follows:

     (i)(Y) "Conflict" means (i) a payment which would violate or conflict with any statute, rule, injunction, regulation, order, judgment or decree applicable to Foodservice or by which it or any of its properties may be bound or affected; (ii) a payment which would result in any breach of or constitute a default (or an event which will notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation

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     of, or result in the creation of a lien or encumbrance on any of the property or assets of Foodservice or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Foodservice or any Subsidiary is a party or by which Foodservice or any Subsidiary or any of their properties is bound or affected; or (iii) a payment which in the ordinary course would be made out of the proceeds of a loan, dividend or other payment to Foodservice by one of its Subsidiaries and the making of such payments or loans or payment of such dividend would result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of lien or encumbrance on any of the property or assets of Foodservice or a Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which a payment which Foodservice or a Subsidiary is a party or by which Foodservice or a Subsidiary or any of its property is bound or affected.

; and further

          7. RESOLVED, that Section 2(k) of the WS Holdings Option Plan be amended and restated to read in its entirety as follows:

     (k) "Disability" means the permanent inability of an Optionee to perform substantially his duties and responsibilities to Foodservice or any Subsidiary by reason of a physical or mental disability or infirmity (i) for a continuous period of six months or (ii) at such earlier time as the Optionee, at his option, submits satisfactory medical evidence that he has a physical or mental disability or infirmity which will likely prevent him from returning to the performance of his work duties for six months or longer. The date of such disability shall be on the last day of such six-month period or the day on which the Optionee submits such satisfactory medical evidence, as the case may be.

; and further

          8. RESOLVED, that Section 2(l) of the WS Holdings Option Plan be renumbered Section 2(l)(X), and a new

Section 2(l)(Y) be added to the WS Holdings Option Plan as follows:

     (l)(Y) "EBIT" means the consolidated earnings before interest and income taxes from continuing operations, excluding any extraordinary gains and losses and the effects of any adjustments resulting from the application of Accounting Principles Board Opinion Numbers 16 and 17.

; and further

          9. RESOLVED, that a new Section 2(l)(Z) be added to the WS Holdings Option Plan as follows:

     (l)(Z) "EBIT Value" means (i)(a) the product of (x) 8.0 and (y) EBIT for the four consecutive fiscal quarters ending on the Fiscal Date minus (b) Indebtedness on the Fiscal Date plus (c) on a consolidated basis, Foodservice's aggregate cash and cash equivalents on the Fiscal Date divided by (ii) the total number shares of Stock, calculated on a fully diluted basis, assuming the vesting of all unvested options, outstanding on the Fiscal Date.

; and further

          10. RESOLVED, that Section 2(n) of the WS Holdings Option Plan be renumbered Section 2(n)(X) and new Section 2(n)(Y) be added as follows:

     (n)(Y) "Fiscal Date" means the last day of the last fiscal quarter completed prior to the date of termination of the relevant Optionee.

; and further

          11. RESOLVED, that Section 2(p) of the WS Holdings Option Plan be amended in its entirety to read as follows:

     (p) "Good Reason" means (i) a reduction, without the consent of the Optionee in the Optionee's base or aggregate compensation, other than an across-the-board reduction in the compensation of substantially all similarly situated employees of Foodservice and its Subsidiaries, (ii) a material reduction in the Optionee's responsibilities with Foodservice or a change in the Optionee's title to one of lesser status, or (iii) such other events of hardship as the Board shall determine on a case by case basis; provided, however, that if such Optionee is a party to an Employment Agreement, the definition of Good Reason provided for in such Employment Agreement shall apply.

; and further

          12. RESOLVED, that Section 2(q)(V) of the WS Holdings Option Plan be amended to read in its entirety as follows:

     (q)(V) "Indebtedness" means, as calculated on a consolidated basis, (A) the sum of (i) all indebtedness for borrowed money, including capitalized leases, (ii) the liquidation preference value (including for the avoidance of doubt, accrued dividends) of all the outstanding preferred stock, and
     (iii) accrued interest expense, minus (B) the proceeds (whether in cash or through conversion of indebtedness) that would result from the exercise of all outstanding warrants, all vested and unvested options to purchase shares of capital stock (assuming that all options are vested) and all rights to convert one security into or exchange one security for, shares of capital stock; such difference being either increased by the amount by which (excluding the effects of any acquisitions or divestitures during the most recently completed four fiscal quarters of a business as a going concern) Average Four Quarter Net Working Capital exceeds the Net Working Capital for the most recent fiscal quarter, or decreased by the amount by which (excluding the effects of any acquisitions or divestitures during the most recently completed four fiscal quarters of a business as a going concern) the Net Working Capital for the most recent fiscal quarter exceeds the Average Four Quarter Net Working Capital.

; and further

          13. RESOLVED, that a new Section 2(q)(W) be added to the WS Holdings Option Plan as follows:

     (q)(W) "Involuntary Termination" means termination by Foodservice or a Subsidiary of an Optionee's employment.

; and further

          14. RESOLVED, that a new Section 2(q)(Y) be added to the WS Holdings Option Plan as follows:

     (q)(Y) "ML Investors" means Merrill Lynch Capital Appreciation Partnership No. B-XVIII, L.P. ("MLCAP"), a Delaware limited partnership, ML Offshore LBO Partnership No. B-XVIII ("Offshore"), a Cayman Island limited partnership, MLIBK Positions, Inc. ("MLIBK Positions"), a Delaware corporation, MLCP Associates L.P. No. II ("MLCP Associates"), a Delaware limited partnership, Merrill Lynch Capital Appreciation Partnership No. XIII, L.P., ("MLCAP XIII") a Delaware limited partnership, ML Offshore LBO Partnership No. XIII ("Offshore XIII"), a Cayman Islands partnership, ML Employees LBO partnership No. I, L.P. ("LBO Employees"), a Delaware limited partnership, Merrill Lynch Interfunding, Inc. ("Interfunding"), a Delaware corporation, Merrill Lynch KECALP L.P. 1987 ("KECALP"), a Delaware limited partnership, and Merchant Banking L.P. No. II ("Merchant L.P."), a Delaware limited partnership, any Affiliate or limited partner or stockholder of MLCAP, Offshore, MLIBK Positions, MLCP Associates, MLCAP XIII, Offshore XIII, LBO Employees, Interfunding, KECALP and Merchant L.P., any Affiliate of Merrill Lynch & Co., Inc. ("ML&Co."), any employee of any Affiliate of any MLCAP, Offshore, MLIBK Positions, MLCP Associates, MLCAP XIII, Offshore XIII, LBO Employees, KECALP or Merchant L.P., an employee of ML&Co., any employee of Foodservice or any of its subsidiaries or any Affiliate of ML&Co.

; and further

          15. RESOLVED, that a new Section 2(q)(Z) be added to the WS Holdings Option Plan as follows:

     (q)(Z) "Net Working Capital" means (i) (x) current assets minus (y) current liabilities plus (ii) accrued interest expense.

; and further

          16. RESOLVED, that Section 2(r) be renumbered Section 2(r)(X) and a new Section 2(r)(Y) be added as follows:

     (q)(Y)  "Option EBT" means (x) EBIT of Foodservice minus (y) the product of
     (A) Indebtedness of Foodservice and (B) 0.103.

; and further

          17. RESOLVED, that Section 2(t) of the WS Holdings Option Plan be amended to replace the number 25% with the number "12.5%"; and further

          18. RESOLVED, that Section 2(u) of the WS Holdings Option Plan be amended to read as follows:

     (u) "Retirement" means, with respect to any Optionee, the Optionee's retirement as an employee of Foodservice or a Subsidiary under Foodservice's or such Subsidiary's retirement plan, as the case may be.

; and further

          19. RESOLVED, that a new Section 2(x) be added to the WS Holdings Option Plan as follows:

     (x) "Voluntary Termination" means the voluntary termination by an Optionee of his employment with Foodservice or a Subsidiary by voluntary resignation or any other means (i) other than because of such Optionee's Retirement, Disability or death, or (ii) other than simultaneously with or following termination for Cause or the occurrence of an event which if known to Foodservice or such Subsidiary at the time of such voluntary termination by the Optionee of his employment would constitute Cause.

; and further

          20. RESOLVED, that the third line of the second paragraph of Section 9 of the WS Holdings Option Plan be amended to delete the words "in the event" and replace them with the words "upon the first to occur"; and further

          21. RESOLVED, that a third paragraph be added to Section 9 of the WS Holdings Option Plan as follows:

     Notwithstanding anything to the contrary contained herein and unless otherwise provided by the Committee, Options granted pursuant to the Plan shall not be exercisable until the first to occur of (v) the ninth anniversary of its grant, (w) a Change in Control, (x) a Public Distribution or (y) the date of termination of employment of an Optionee (except for termination for Cause). Options held by persons whose employment is terminated for Cause shall be forfeited and cancelled effective upon such termination for Cause and no payment shall be made with respect thereto.

; and further

          22. RESOLVED, that the first paragraph of Section 10 of the WS Holdings Option Plan be labelled "(a)" and a second paragraph be added to
Section 10 of the WS Holdings Option Plan as follows:

     (b) Capitalized terms used in this paragraph have the meaning specified in the Stockholders Agreement unless otherwise defined herein. The Stockholders Agreement shall be subject to amendment from time to time in accordance with the provisions of the Stockholders Agreement and the Optionees' approval shall not be required in connection with any amendment of the Stockholders Agreement. In the event that (i) any Option shall have become exercisable or shall become exercisable in connection with the transaction to which the Inclusion Notice Relates, (ii) the provisions of
     Section 6.1 of the Stockholder Agreement shall still be in effect and (iii) there shall have been delivered to Foodservice an Inclusion Notice, Foodservice shall deliver a copy of such Inclusion Notice to each holder of such an exercisable Option (a "WS Holdings Eligible Optionee") within 5 calendar days of the date the Inclusion Notice is deemed to be given under the Stockholders Agreement. Any WS Holdings Eligible Optionee that gives written notice of (A) exercise of such Option and (B) acceptance of the Third Party Offer to both Foodservice and the Transferor within 10 days of the date the Inclusion Notice is deemed to be given under the Stockholders Agreement shall be deemed to be an Offeree under the Stockholders Agreement, provided, however, that the WS Holdings Eligible Optionee's rights under this sentence shall terminate upon payment of the Change in Control Spread pursuant to Section 12 of the Plan. Payment with respect to Options exercised pursuant to this Section 10(b) shall be made upon the date of consummation of the Third Party Offer, but otherwise in accordance with the provisions of Section 10(a) of the Plan, except that the Transferor may require Foodservice to issue any certificates issued with respect to the exercise of the such Option to the Third Party or its designee.

; and further

          23. RESOLVED, that the second line of each of the first and second paragraph of Section 12 of the WS Holdings Option Plan be amended to replace the words "the fifth anniversary of the Acquisition" with the words "the third anniversary of the Merger" and that a new paragraph be added after the second paragraph as follows:

          In the event of a Change in Control, Foodservice shall have the right, but not the obligation, to pay the Optionee an amount equal to the Change in Control Spread times the number of shares of Stock allocable to the vested portion of the Option (to the extent exercisable at the time of the Change in Control, assuming, for the avoidance of doubt, that such Change in Control has occurred).

; and further

          24. RESOLVED, that clauses (i) and (ii) of the second sentence of the first paragraph of Section 12 of the WS Holdings Option Plan be amended and restated in their entirety to read as follows: "the Option Price"; and further

          25. RESOLVED, that clauses (i) and (ii) of each of the second paragraph of Section 12 and the third sentence of the first paragraph of Section 12 of the WS Holdings Option Plan be amended and restated in their entirety to read as follows: "EBIT Value applicable to Stock on the date of termination"; and further

          26. RESOLVED, that the third paragraph of Section 12 of the WS Holdings Option Plan be amended to delete the third through seventh lines of such paragraph and replace them with the words "required to avoid the occurrence of a Conflict), of the" and to delete the 14th through 17th lines of such paragraph and replace them with the words "payment of such Corporation Note would not give rise to a Conflict. Each Corporation Note will bear interest at a rate equal to the"; and further

          27. RESOLVED, that the proviso in the third sentence of Section 14 of the WS Holdings Option Plan be deleted; and further

          28. RESOLVED, that Section 16 of the WS Holdings Option Plan be amended and restated to read in its entirety as follows:

          Section 16. Amendment or Discontinuance of the Plan. The Board may, insofar as permitted by law, amend, suspend, or discontinue this Plan at any time without restriction; provided, however, that the Board may not alter or amend or discontinue or revoke or otherwise impair any outstanding Options which have been granted pursuant to this Plan and which remain unexercised, except (i) with respect to amendments affecting all Options (vested and unvested), with the consent of the holders of vested Options representing the right to purchase a majority of the total number of shares of Stock subject to Options which are vested; provided, however, that if no Options are vested then the requisite consent shall be the consent of holders of unvested Options representing the right to purchase a majority of the total number of shares of Stock subject to Options which are unvested, (ii) with respect to amendments affecting only Performance Options (vested and unvested) or Normal Options (vested or unvested), or only a single series of Normal Options (vested and unvested) or Performance Options (vested or unvested) with the consent of the holders of vested Normal Options or vested Performance Options, as the case may be, representing the right to purchase a majority of the total number of shares of Stock subject to Normal Options which are vested, Performance Options which are vested, Normal Options of such series which are vested, or Performance Options of such series which are vested, as the case may be; provided, however, that if none of the Performance Options or none of the Performance Options of such series, as the case may be, is vested then the requisite consent with respect to the Performance Options or such series of Performance Options, as the case may be, shall be the consent of the holders of unvested Performance Options or unvested Performance Options of such series, as the case may be, representing the right to purchase a majority of the total number of shares of stock subject to Performance

     Options which are unvested, or Performance Options of such series which are unvested, as the case may be, (iii) in the event of a merger, reorganization, or other adjustment referred to in Section 15 above, or
     (iv) with the written consent of the holder of the outstanding Option proposed to be so altered or amended. The Board may not, without the approval of the stockholders of Foodservice and the Corporation amend, alter or revise the Plan to change the number of shares of Stock subject to the Plan, change the description of the class of employees eligible to receive Options or decrease the price at which Options may be granted except as provided in Section 15. The Option Period of any outstanding Option shall not be extended by any amendment or suspension or discontinuance of the Plan unless the resolutions reflecting such amendment, suspension or discontinuance expressly provide otherwise. The Board may agree to amend a previously granted Option (including an Option with respect to which the exercise period has previously terminated) to extend the period during which it may be exercised. For purposes of this
     Section 16, a Performance Option shall be considered vested if it has become exercisable under Section 2(b) of the relevant Performance Option Agreement and a Normal Option granted after the Merger shall be considered vested if it has become exercisable under Section 2 of the relevant Normal Option Agreement.